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                                                                   EXHIBIT 10.33

                                    ADDENDUM
                                       TO
                     PRIVATE EQUITY LINE OF CREDIT AGREEMENT
                                     BETWEEN
                               MEDIAX CORPORATION
                                       AND
                         VILLABEACH INVESTMENTS LIMITED


     This ADDENDUM TO PRIVATE EQUITY LINE OF CREDIT AGREEMENT, dated August 23, 2000, is entered into between Villabeach Investments Limited, a British Virgin Islands corporation (the "Investors") and MediaX Corporation, a Nevada corporation (the "Company") (collectively, the "Parties").


     WHEREAS, the Parties entered into a PRIVATE EQUITY LINE OF CREDIT AGREEMENT, dated April 26, 2000, (the "Agreement"), incorporated by reference herein, which provides that the Company shall sell to Investor from time to time, and the Investor shall purchase, up to $6,000,000 of the Company's common stock (the "Securities");

     WHEREAS, the Agreement was conditioned upon the Company obtaining registration of the Securities covered by the Agreement under the Securities Act of 1933 (the "Act");

     WHEREAS; the Company filed a registration statement on a Form SB-2 as authorized under the Act on May 31, 2000 and filed Amendment No. 1 to the Form SB-2 on July 25, 2000;

     WHEREAS, the Securities and Exchange Commission ("SEC") issued further comments in regard to Amendment No. 1 to the Form SB-2 and in particular, requested further clarification as to the Investor's irrevocable commitment and obligation to purchase the Securities under the Agreement;

     NOW, THEREFORE, to further express and clarify the provisions of the Agreement, but without making any changes in the economic relationship of the parties as set forth in the Agreement, the parties agree as follows:


     I. The Irrevocable Commitment and Obligation of Investor to Purchase Shares of the Company

     Article II, Section 2.1(a) of the Agreement sets out that under the terms and conditions of the Agreement, on any Put Date the Company may make a Put by delivery of a Put Notice. Section 1.23 of the Agreement provides that a "Put" shall mean each occasion the Company elects to exercise its right to tender a Put Notice requiring the Investor to purchase shares of the Company's Common Stock, subject to the terms of this Agreement. Section 2.3 provides that on or before each Closing Date for a Put, the Investor shall deliver the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to the Escrow Agent.



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     The Parties agree that the above-referenced provisions of the Agreement irrevocably commit and obligate Investor to purchase the "Put Shares" upon tender of a "Put Notice." Failure to purchase the "Put Shares" upon tender of a "Put Notice," absent acceptable conditions(1) under the Agreement, is understood by Investor to constitute breach of the Agreement.

     Article XIII, section 13.10 of the Agreement provides that the Agreement shall become effective upon satisfaction of the conditions set forth in Article I of the Escrow Agreement, Exhibit A of the Agreement. Article I of the Escrow Agreement requires establishment of an escrow account and delivery of certain documents, stock certificates and the amount of $10,000 by the Company to the account. These transactions took place prior to the filing of the Form SB-2 on May 31, 2000. Consequently, prior to the Company's filing on Form SB-2, the Agreement was effective and the sale of shares to Investor is a completed transaction.

     To further clarify and express the intent of this Agreement, the parties agree to modify the Agreement as follows:

     Article II, Section 2.1(a) of the Agreement is to read (underscoring indicates the modified portion):


             (a) Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may make a Put by the delivery of a Put Notice. Upon delivery of the Put Notice, the Investor is irrevocably committed and obligated to purchase Put Shares as described below in this Paragraph 2.1(a) and upon the terms and conditions as set out in this Agreement and exhibits thereto. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price for such Valuation Period. In connection with each Valuation Period, the Company may set the Threshold Price, if any, in the Put Notice. If the Market Price is less than the Threshold Price, the Company shall not sell and the Purchaser shall not be obligated to purchase the Shares otherwise to be purchased for such Put.

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(1)  The "conditions" precedent to the right of the Company to deliver a Put
     Notice and the obligation of the Investor to purchase Put Shares, set forth in Article VII, Section 7.2 of the Agreement, are obligations of the Company, i.e. delivery of a closing certificate to Investor, delivery of the Put Shares into escrow, etc. Therefore, the conditions relieving Investor of its obligation to purchase are not within its control, and therefore, upon delivery of a Put Notice it must purchase the designated securities.

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     IN WITNESS WHEREOF, the Parties hereto have caused this ADDENDUM TO PRIVATE
EQUITY LINE OF CREDIT AGREEMENT to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                               MediaX Corporation


                               By: /s/ Rainer Poertner
                                   ---------------------------------------------
                                       Rainer Poertner, Chairman


                               Villabeach Investments Limited


                               By: /s/ Hans Gassner
                                   ---------------------------------------------
                                       Hans Gassner, Authorized Signatory


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